Exhibit 10.21

AMENDMENT TO TRANSITION SERVICES AGREEMENT

This Amendment to the Transition Services Agreement, dated November 27, 2002, (“Amendment”) is made and entered into by and between Limited Brands, Inc. (“Limited Brands”) and Lerner New York Holding, Inc. and New York & Company, Inc., successor in interest to New York & Co. Group, Inc. (collectively, “Buyer” and/or “Lerner”).  Defined terms that are used but not defined herein shall be as defined in the Agreement between Limited Brands and Buyer.  The Parties wish to amend the Agreement and Schedules as described below.  It is therefore agreed as follows:

1. In Schedule III to the Agreement, Item 6 Outbound Transportation To E-Commerce Distribution Center, is added: “6.1  Limited Brands agrees to provide to Buyer outbound transportation services from the Limited Brands distribution center in Columbus, Ohio to the E-commerce distribution center in Martinsville, Virginia in support of Buyer’s e-commerce operations provided under this Agreement.  In regard to outbound transportation services, the following will apply:

a.               All costs associated with outbound transportation services from the Limited Brands distribution center in Columbus, Ohio to the E-commerce distribution center in Martinsville, Virginia in support of Buyer’s e-commerce operations provided under this Agreement by Limited Brands shall be determined by and charged to Buyer using the mutually agreed Specific Billing Method (as defined in Transition Services Agreement, Article 3, Section 3.01).  The mutually agreed upon price for outbound transportation services shall be $1.62 USD per carton from February 3, 2008 to August 2, 2008 and $1.75 USD per carton from August 3, 2008 to January 31, 2009.  Changes in pricing for future fiscal years will be communicated by Limited Brands through the budget guidance process at the start of each fiscal year.

2.               This Amendment is supplementary to and modifies the Agreement.  This Amendment shall be incorporated as part of the Agreement. The terms of this Amendment supersede provisions in the Agreement only to the extent that the terms of this Amendment and the Agreement expressly conflict.  However, nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Lerner New York Holding, Inc.		Limited Brands, Inc.

By:	/s/ Ronald W. Ristau	By:	/s/ Mike Sherman

Name:	Ronald W. Ristau	Name:	Mike Sherman

Title:	President and Chief Financial Officer	Title:	SVP Transportation & Logistics

Date:	July 17, 2008	Date:	July 7, 2008

New York & Company, Inc.

By:	/s/ Ronald W. Ristau

Name:	Ronald W. Ristau

Title:	President and Chief Financial Officer

Date:	July 17, 2008